    TBPELS REGISTERED ENGINEERING FIRM F-1580        FAX (713) 651-0849
    1100 LOUISIANA SUITE 4600    HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

EXHIBIT 23.2

Consent of Independent Petroleum Engineers

To the Board of Directors
California Resources Corporation:

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of references to our name and to our letter dated February 16, 2022 relating to our audit of California Resources Corporation’s oil and gas proved reserves as of December 31, 2021.

                            /s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

Houston, Texas
May 6, 2022